UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2023, the Board of Directors (the “Board”) of Farmland Partners Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Jennifer S. Grafton as an independent director, effective immediately, to fill the vacancy created by the increase in the number of directors. Ms. Grafton will serve until the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) or until her successor is duly elected and qualifies.

The Board affirmatively determined that Ms. Grafton is an independent director within the meaning of the New York Stock Exchange listing standards. Ms. Grafton has not been named to any Board committees at this time.

Ms. Grafton has served as Executive Vice President, General Counsel and Corporate Secretary of E2open Parent Holdings, Inc., a supply chain software provider, since March 1, 2023. Prior to serving as General Counsel, Ms. Grafton served as Deputy General Counsel and Assistant Secretary since January 2021. Prior to joining E2open, Ms. Grafton served as Chief Administrative Officer and Chief Legal Officer of Westmoreland Coal Company, a Nasdaq-listed global mining and energy company from 2008 through 2019.  Previous to Westmoreland, Ms. Grafton worked in the corporate governance and securities practices of various Denver-based law firms. In addition to various executive roles, in 2021 Ms. Grafton was appointed to serve as an independent director of Dakota Gold Corporation, a publicly-traded exploration stage gold mining company where she serves as Chair of the Compensation Committee and a member of the Audit and Nominating & Governance Committees. Ms. Grafton graduated from the University of Puget Sound with a B.A. in Politics & Government, from the University of Denver Sturm College of Law Order of the Coif with a J.D. and received her M.B.A. from the University of Michigan Ross School of Business with Highest Honors.

Ms. Grafton’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. The Company has entered into an indemnification agreement with Ms. Grafton in connection with her appointment to the Board, which is in substantially the same form as that entered into with the executive officers and other directors of the Company. Neither Ms. Grafton nor any member of her immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: March 17, 2023	By:	/s/ James Gilligan
James Gilligan
Chief Financial Officer and Treasurer